                                                                      EXHIBIT 21


                              UNITED RENTALS, INC.

                                SUBSIDIARY LIST



                                                                                              State of
                          Name of Subsidiary                                  FEIN         Incorporation
-----------------------------------------------------------------------  --------------  ------------------
United Rentals (North America), Inc.                                         06-1493538      Delaware

  1297334 Ontario Inc.                                                       N/A             Ontario

  A&A Tool Rentals & Sales, Inc.                                             94-1729580      California

  Access Rentals, Inc.                                                       16-1056415      New York

  Adco Equipment, Inc.                                                       95-3448693      California

  Adco Equipment Supply, Inc.                                                95-4299564      California

  Anderson Oregon Rental, Inc.                                               93-0510737      Oregon

  Anderson Washington Rental, Inc.                                           91-1631856      Washington

  Arrow Equipment Company                                                    36-2748973      Illinois

  Bear Associates, Inc.                                                      22-2709819      Delaware

  BNR Equipment, Inc.                                                        16-1487245      New York

  Coran Enterprises, Incorporated                                            94-2292438      California

  Dealers Service Co.                                                        22-1944238      New Jersey

  Grand Valley Equipment Co.                                                 38-2279574      Michigan

  Greyfox Equipment, Inc.                                                    06-1428330      Connecticut

  High Reach, Inc.                                                           93-0257120      Oregon

  High Reach Co., Inc.                                                       23-1737104      Pennsylvania

  Independent Scissor Lifts, Inc.                                            94-2505169      California

  Independent Scissor Lifts Southwest, Inc.                                  77-0128277      California

  Kubota of Grand Rapids, Inc.                                               38-2700834      Michigan

  Lift Systems, Inc.                                                         36-3521018      Illinois

  Madison Equipment Sales and Rental, Inc.                                   63-0972387      Alabama

  McClinch, Inc.                                                             06-1248608      Connecticut

  McClinch Equipment Services, Inc.                                          06-1290867      Connecticut

  Mercer Equipment Company                                                   56-1686482      North Carolina

  Mid-Mountain Machinery, Inc.                                               91-0701094      Washington


                                                                                              State of
                          Name of Subsidiary                                  FEIN         Incorporation
-----------------------------------------------------------------------  --------------  ------------------
  Misco Rents, Inc.                                                          35-1804651      Indiana

  Mission Valley Rentals, Inc.                                               94-2367404      California

  Nevada High Reach Equipment, Inc.                                          88-0208294      Nevada

  Palmer Equipment Company, Inc.                                             38-2216420      Michigan

  Paul E. Carlson, Inc.                                                      41-1346079      Minnesota

  Phoenix Rental Corporation                                                 39-1687454      Wisconsin

  Power Rentals and Sales, Inc.                                              94-1619789      California

  Rental Tools & Equipment Co. International, Inc.                           52-1178782      Maryland

  Rentals Unlimited, Incorporated                                            05-0373691      Rhode Island

  Ross Equipment Corporation                                                 34-0753137      Ohio

  Rylan, Inc.                                                                51-0374193      Delaware

  Space Maker Systems of VA., Inc.                                           54-1696593      Virginia

  United Equipment Rental of Houston, Inc.                                   76-0551618      Texas

  United Rentals of Canada, Inc.                                             N/A             Ontario

     1292655 Ontario Limited                                                 N/A             Ontario

     Access Lift Equipment, Inc.                                             N/A             Ontario

     Reitzel Rentals, Ltd.                                                   N/A             Ontario

     Select Equipment Ltd.                                                   N/A             Ontario

  United Rentals of Canada (Quebec), Inc.                                    N/A             Quebec

  United Rental of Colorado, Inc.                                            84-1092722      Colorado

  United Rentals of Kentucky, Inc.                                           06-1522041      Kentucky

  United Rentals of Mid-Atlantic, Inc.                                       22-2470136      New Jersey

  United Rentals of New England, Inc.                                        06-1164236      Connecticut

  United Rentals of New Jersey, Inc.                                         06-1520087      Delaware

  United Rentals of New York, Inc.                                           06-1512550      New York

  United Rentals of Southern California, Inc.                                95-2592018      California


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


                                                                                              State of
                          Name of Subsidiary                                  FEIN         Incorporation
-----------------------------------------------------------------------  --------------  ------------------
  United Rentals of Utah, Inc.                                               06-1506299      Utah

  United Rents Et. Al., Inc.                                                 06-1507810      California

  UR Acquisition Corporation                                                 N/A             Delaware

  Valley Rentals, Inc.                                                       91-0856154      Washington

  Yankee Equipment Corporation                                               06-0955659      Connecticut
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

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